UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Fairmont Avenue, Suite 202

Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 2.01        Completion of Acquisition or Disposition of Assets

On December 31, 2010, MIT Holding Inc. (“MIT” or the “Company”) executed Stock Purchase agreements, through it’s South Carolina Subsidiary, MITRX Corporation, acquiring One hundred Percent (100%) of the companies; National Direct Home Pharmacy, Inc owned by Lancelot D. Wright and John T. Crocker, Sr. and Palmetto Long Term Pharmacy, LLC a wholly owned subsidiary of Strategies Healthcare, LLC which is owned by Lancelot D. Wright and Robert A. Williams. There are no material relationships between the sellers, its owners, affiliates, officers or directors and MIT’s officers, directors or affiliates.

Per the Purchase agreement, MITRX has acquired a fully operating home delivery/mail order pharmacy with annual gross sales of approximately Eighteen Million Dollars ($18,000,000). MITRX has acquired $ 6,132,180 in assets including but not limited to all furniture, fixtures, licenses, government awards, private nursing home contracts, large individual customer base and pharmaceutical equipment including a PharmASSIST RobotX.

MITRX purchased National Direct Home Pharmacy, Inc and Palmetto Long Term Care Pharmacy, LLC for stock and the assumption of approximately $ 15,273,492 in total debt.

MIT Holding, Inc. has issued Thirty Million (30,000,000) restricted common shares per the purchase agreements.

Item 9.01        Financial Statements and Exhibits

Financial statements of the acquired companies are attached as exhibit 1.

Pro Forma financial statements are attached as exhibit 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012

MIT HOLDING, INC.

By:	/s/ William Parker
Name: William Parker
Title: Chief Executive Officer